August 3, 2020

FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC
Frank Constantinople, SVP Investor Relations
Tel: +1-203-504-1063
fconstantinople@aircastle.com

Aircastle Reports Second Quarter 2020 Results

Key Second Quarter 2020 Financial Metrics

•	Total revenues were $255.5 million, up 14.3%

•	Total lease rental and direct financing and sales-type lease revenues were $176.9 million, down 12.0%

•	Net loss of $(191.0) million was due to net non-cash aircraft impairment charges of $(197.9) million

•	Adjusted EBITDA(1) was $244.8 million, up 16.1%

Second Quarter 2020 Highlights

•	Fitch Ratings affirmed Aircastle’s senior unsecured debt rating at BBB; Rating Outlook is Stable

•	Successfully executed a $150 million revolving credit facility with Mizuho Bank Ltd

•	Repaid $300 million of senior unsecured 7.625% coupon debt in April

•	As of July 31, had approximately $1.5 billion of liquidity and $5.7 billion of unencumbered aircraft

•	No new aircraft purchase commitments until 2021

•	Agreements in place to sell 21 narrow-bodies as they come off lease

•	Approved rent deferral arrangements with 40 airlines for approximately $99 million including $61 million that appeared in our Consolidated Balance Sheet

Liquidity

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As of August 1, 2020, total liquidity of $1.5 billion includes unrestricted cash of $371 million, $600 million of undrawn credit facilities, $117 million of contracted asset sales and $419 million of projected operating cash flows through August 1, 2021

•	Unencumbered flight equipment with a net book value of $5.7 billion

•	$717 million of total adjusted contractual commitments through August 1, 2021; includes $500 million of notes due in March 2021

Mike Inglese, Aircastle’s Chief Executive Officer, commented, “The current impact of the pandemic on the aviation sector has been severe and the industry may take several years to recover.  Because Aircastle has operated with a strong liquidity position, minimal forward commitments and low balance sheet leverage, we are well situated to enhance our market position and strengthen our company when the aircraft leasing industry emerges from the COVID-19 crisis.”
Mr. Inglese concluded, “With the strong strategic ownership of Marubeni Corporation and Mizuho Leasing and our healthy stand-alone credit profile, Aircastle’s investment grade credit rating was recently affirmed at BBB by Fitch Ratings, with a Stable Outlook. Of the ten aircraft lessors rated by Fitch, we were one of two having a Stable Outlook. Aircastle is dedicated and focused on maintaining a liquid balance sheet, and a conservative and balanced capital allocation strategy. We are optimistic about the long term viability of global aviation, and our thoughts remain with all who have been impacted by the COVID-19 crisis.”

Aviation Assets
As of June 30, 2020, Aircastle owned 274 aircraft having a net book value of $7.2 billion. We also manage nine aircraft with a net book value of $321 million dollars on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	As of June 30, 2020(1)	As of June 30, 2019(1)
Net Book Value of Flight Equipment ($ mils.)	$7,186	$7,842
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$5,687	$5,957
Number of Aircraft	274	268
Number of Unencumbered Aircraft	238	226
Number of Lessees	80	89
Number of Countries	44	47
Weighted Average Fleet Age (years)(2)	10.3	9.5
Weighted Average Remaining Lease Term (years)(2)	4.3	4.6
Weighted Average Fleet Utilization for the quarter ended(3)	95.1%	94.0%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$321	$678
Number of Aircraft	9	15
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(1)	Calculated using net book value of flight equipment held for lease and net investment in leases at period end.

(2)	Weighted by net book value.

(3)	Aircraft on-lease days as a percent of total days in period weighted by net book value. The decrease from our historical utilization rate was primarily due to the early termination of leases.

Aircraft Impairments
During the quarter we recorded net non-cash, transactional and fleet review impairment charges on sixteen aircraft totaling $197.9 million, after partially offsetting maintenance and other revenue of $82.2 million. The transactional impairments were mostly driven by certain customers filing for protection status and bankruptcy.
As a part of our annual fleet review, we recorded additional non-cash impairment charges associated with two aircraft.

Deferrals
In the current environment, many airlines have sought support from their lessor partners. These requests have generally come in the form of payment deferrals and lease restructurings. Through mid-July, twenty-five airlines have either entered bankruptcy proceedings or ceased operations. While we are confident that the major US and global carriers, as well as the largest low cost carriers, have the means to survive the crisis, we anticipate that there will be further airline bankruptcies and liquidations in the coming quarters.
We have granted deferrals to help certain clients manage through the crisis. Before agreeing to deferrals, we evaluate the client with respect to their survivability during the crisis and develop an objective assessment of the airline’s sustainability and market position post-COVID. As of August 1, 2020, we have executed documents or have approved deferral arrangements with 40 lessees representing 50% of our customer base. The amount deferred currently approximates $99 million including $61 million that appeared in our June 30, 2020 Consolidated Balance Sheet. This represents approximately 12% of our reported lease rental and direct financing and sales-type lease revenues for the trailing twelve months ended June 30, 2020. While each deferral is unique, they typically average four months and are structured to be repaid by year-end or early in 2021 with interest.

About Aircastle Limited
Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2020, Aircastle owned and managed on behalf of its joint ventures 283 aircraft leased to 80 customers located in 44 countries.

Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2019 Annual Report on Form 10-K and in our Form 10-Q for the quarterly period ended March 31, 2020. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

* Included $32.4 million in Other expense and $2.6 million in Selling, general and administrative expenses.

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

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